NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer
Yum! Brands Reports Fourth-Quarter Results, Primed to Grow in 2021 and Beyond;
Same-Store Sales Decline of (1)%, Record Digital Sales of Nearly $5 Billion
GAAP Operating Profit Decline of (12)%; Core Operating Profit Decline of (9)%

Louisville, KY (February 4, 2021) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth-quarter and year ended December 31, 2020. Fourth-quarter GAAP EPS was $1.08, a decrease of (32)%. Full-year GAAP EPS was $2.94, a decrease of (29)%. Fourth-quarter EPS excluding Special Items was $1.15, an increase of 15%. Full-year EPS excluding Special Items was $3.62, an increase of 2%.

DAVID GIBBS & CHRIS TURNER COMMENTS
David Gibbs, CEO, said “Yum! enters 2021 a stronger company primed to profitably grow system sales this year and beyond. Despite the challenges of 2020, our full-year results demonstrated our resilience and validated the strategies we put in place during the transformation of Yum!. We intensified our focus on leveraging our scale and reinforcing our growth model, by accelerating our investments in digital and technology to enhance the customer experience and unit economics. In 2020, digital sales hit a record of $17 billion, about a 45% increase over the prior year and a testament to our brands’ ability to quickly meet new consumer needs. I am more confident than ever in the ability of our teams and franchisees to compete and win in a rapidly changing world.”

Chris Turner, CFO, said “Q4 results are evidence our brands remain effectively positioned to win in an off-premise environment and that our business model is positioned for sustained rapid growth once we emerge from the pandemic. Overall Q4 system sales declined 2%, including a 3% headwind of the 53rd week in 2019, with slightly positive net units year-over-year and a 1% same-store sales decline. With iconic category-leading brands and a uniquely diversified global portfolio of over 50,000 restaurants, Yum! is well positioned to grow and maximize value creation for all our stakeholders for years to come.”

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2020	2019	% Change	2020	2019	% Change
GAAP EPS	$1.08	$1.58	(32)	$2.94	$4.14	(29)
Special Items EPS[1]	$(0.07)	$0.58	NM	$(0.68)	$0.59	NM
EPS Excluding Special Items	$1.15	$1.00	+15	$3.62	$3.55	+2

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details. Same-store sales reflects the inclusion of Habit Burger Grill in the prior year base and is not impacted by the lap of the 53rd week in 2019.
Digital sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.

Unless otherwise noted, all results include the impact of lapping the 53rd week in 2019.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

FOURTH-QUARTER HIGHLIGHTS
•Worldwide system sales decline excluding foreign currency translation of (2)%, with KFC at (1)%, Taco Bell at (3)%, and Pizza Hut at (6)%.
•We added 227 net new units for the quarter.
•We repurchased 2.4 million shares totaling $250 million at an average price per share of $103.
•Foreign currency translation favorably impacted divisional operating profit by $5 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	(1)	(2)	+4	(6)	(8)
Pizza Hut Division	(6)	(1)	(6)	(8)	(10)
Taco Bell Division	(3)	+1	+1	(5)	(5)
Worldwide[1]	(2)	(1)	Even	(12)	(9)

	Results Excluding 2019 53rd Week (% Change)
	System Sales Ex F/X	Core Operating Profit[2]
KFC Division	+1	(5)
Pizza Hut Division	(3)	(6)
Taco Bell Division	+2	Even
Worldwide[1]	+1	(5)

FULL-YEAR HIGHLIGHTS
•Worldwide system sales decline excluding foreign currency translation of (4)%, with Taco Bell flat, KFC at (5)%, and Pizza Hut at (7)%.
•We added 183 net new units during the year.
•We repurchased 2.4 million shares totaling $250 million at an average price per share of $103.
•Foreign currency translation unfavorably impacted divisional operating profit by $9 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	(5)	(9)	+4	(12)	(12)
Pizza Hut Division	(7)	(6)	(6)	(9)	(9)
Taco Bell Division	Even	(1)	+1	+2	+2
Worldwide[1]	(4)	(6)	Even	(22)	(8)

	Results Excluding 2019 53rd Week (% Change)
	System Sales Ex F/X	Core Operating Profit[2]
KFC Division	(5)	(11)
Pizza Hut Division	(6)	(8)
Taco Bell Division	+1	+4
Worldwide[1]	(3)	(7)

1 Worldwide system sales ex F/X and net-new units include the benefit of our acquisition of Habit Burger Grill on March 18, 2020. Same-store sales reflects the inclusion of Habit Burger Grill in the prior year base and is also not impacted by the lap of the 53rd week in 2019.
2See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	25,000	24,104	+4	NA	25,000	24,104	+4	NA
System Sales ($MM)	7,805	7,737	+1	(1)	26,289	27,900	(6)	(5)
Same-Store Sales Growth (%)[1]	(2)	+3	NM	NM	(9)	+4	NM	NM
Franchise & Property Revenues ($MM)	389	391	(1)	(2)	1,295	1,390	(7)	(6)
Operating Profit ($MM)	267	285	(6)	(8)	922	1,052	(12)	(12)
Operating Margin (%)	37.6	39.0	(1.4)	(1.5)	40.6	42.2	(1.6)	(1.8)

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(2)	+2	(7)	+4
Same-Store Sales Growth[1]	(4)	+8	(11)	+5

•KFC Division opened 587 gross new restaurants during the quarter.
◦For the year, KFC Division opened 1,512 gross new restaurants in 88 countries.
•Operating margin decreased 1.4 percentage points for the quarter driven by higher general and administrative expenses and negative franchise same-store sales, partially offset by higher restaurant profits in Company stores and the impact of net unit development.
◦For the year, operating margin decreased 1.6 percentage points driven by same-store sales declines, partially offset by the impact of net unit development.
•For the quarter, the 53rd week lap negatively impacted system sales growth by 2 percentage points and core operating profit growth by 3 percentage points. For the year, the 53rd week lap did not impact the system sales growth percentage and negatively impacted core operating profit growth by 1 percentage point.
•Foreign currency translation favorably impacted operating profit by $4 million for the quarter and unfavorably impacted operating profit by $9 million for the year.

KFC Markets[2]	Percent of KFC System Sales[3]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
China	27%	+3	(5)
United States	18%	+2	+4
Asia	12%	(7)	(5)
Russia, Central & Eastern Europe	7%	(8)	(12)
Australia	7%	+5	+5
United Kingdom	6%	+14	(2)
Western Europe	5%	(10)	(12)
Latin America	5%	(3)	(15)
Africa	4%	(18)	(16)
Middle East / Turkey / North Africa	4%	(2)	(13)
Canada	2%	(4)	(1)
Thailand	2%	(9)	(7)
India	1%	(12)	(32)

1Same-store sales growth is not impacted by the lap of the 53rd week in 2019.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2020.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	17,639	18,703	(6)	NA	17,639	18,703	(6)	NA
System Sales ($MM)	3,407	3,579	(5)	(6)	11,955	12,900	(7)	(7)
Same-Store Sales Growth (%)[1]	(1)	(2)	NM	NM	(6)	Even	NM	NM
Franchise & Property Revenues ($MM)	159	166	(5)	(6)	552	597	(8)	(8)
Operating Profit ($MM)	83	90	(8)	(10)	335	369	(9)	(9)
Operating Margin (%)	28.7	30.2	(1.5)	(1.8)	33.5	35.9	(2.4)	(2.5)

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(7)	(6)	(11)	(2)
Same-Store Sales Growth[1]	(7)	+8	(13)	+3

•Pizza Hut Division opened 337 gross new restaurants and closed 540 restaurants during the quarter.
◦For the year, Pizza Hut Division opened 682 gross new restaurants in 58 countries and closed 1,745 restaurants.
•Operating margin decreased 1.5 percentage points for the quarter driven by higher general and administrative expenses, International same-store sales declines, and net new unit declines, partially offset by U.S. franchise bad debt recoveries.
◦For the year, operating margin decreased 2.4 percentage points driven by International same-store sales declines and higher general and administrative expenses, partially offset by U.S. franchise bad debt recoveries.
•For the quarter, the 53rd week lap negatively impacted system sales growth by 3 percentage points and core operating profit growth by 4 percentage points. For the year, the 53rd week lap negatively impacted both system sales growth and core operating profit growth by 1 percentage point.
•Foreign currency translation favorably impacted operating profit by $1 million for the quarter and had less than $1 million impact on operating profit for the year.
•For the quarter, Pizza Hut U.S. off-premise channel generated 21% same-store sales growth when excluding closed Express units, or 18% same-store sales growth when including closed Express units.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
United States	45%	(6)	(2)
China	15%	(3)	(15)
Asia	15%	+1	+5
Latin America / Spain / Portugal	10%	(14)	(20)
Europe (excluding Spain & Portugal)	8%	(22)	(17)
Middle East / Turkey / North Africa	3%	(8)	(18)
Canada	3%	+6	+11
India	1%	(14)	(30)
Africa	<1%	(14)	(9)
1Same-store sales growth is not impacted by the lap of the 53rd week in 2019.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2020.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	7,427	7,363	+1	NA	7,427	7,363	+1	NA
System Sales ($MM)	3,671	3,779	(3)	(3)	11,745	11,784	Even	Even
Same-Store Sales Growth (%)[1]	+1	+4	NM	NM	(1)	+5	NM	NM
Franchise & Property Revenues ($MM)	202	213	(5)	(5)	662	673	(2)	(2)
Operating Profit ($MM)	212	225	(5)	(5)	696	683	+2	+2
Operating Margin (%)	33.8	33.7	0.1	0.1	34.3	32.8	1.5	1.5
1Same-store sales growth is not impacted by the lap of the 53rd week in 2019.

•Taco Bell Division opened 93 gross new restaurants during the quarter.
◦For the year, Taco Bell Division opened 215 gross new restaurants in 21 countries.
•Operating margin increased 0.1 percentage points for the quarter and 1.5 percentage points for the year primarily driven by lower general and administrative expenses and higher company restaurant margins.
•For the quarter, the 53rd week lap negatively impacted system sales growth and core operating profit growth by 5 percentage points. For the year, the 53rd week lap negatively impacted system sales growth by 1 percentage point and core operating profit growth by 2 percentage points.

HABIT BURGER GRILL DIVISION

•During the quarter, The Habit Burger Grill Division same-store sales declined 5%.
◦For the year, The Habit Burger Grill Division same-store sales declined 11%.
•During the quarter, The Habit Burger Grill Division opened 7 gross new restaurants.
◦For the year, The Habit Burger Grill Division opened 14 gross new restaurants in the U.S., China and Cambodia.

OTHER ITEMS
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2020 Form 10-K.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, February 4, 2021. The number is 877/815-2029 in the U.S., 1-877-504-2267 in Canada and 1-412-902-6603 for international callers, conference ID 4879193.

The call will be available for playback beginning at 10:00 a.m. Eastern Time February 4, 2021 through February 11, 2021. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10151194.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2020 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Yum! Brands was included on the 2021 Bloomberg Gender-Equality Index and in 2020, Yum! Brands was named to the Dow Jones Sustainability Index North America and was ranked among the top 100 Best Corporate Citizens by 3BL Media.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A, and Treasurer, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/20	12/31/19		12/31/20	12/31/19
Revenues
Company sales	$566	$490	15	$1,810	$1,546	17
Franchise and property revenues	750	770	(3)	2,510	2,660	(6)
Franchise contributions for advertising and other services	427	434	(1)	1,332	1,391	(4)
Total revenues	1,743	1,694	3	5,652	5,597	1

Costs and Expenses, Net
Company restaurant expenses	460	385	(19)	1,506	1,235	(22)
General and administrative expenses	340	300	(13)	1,064	917	(16)
Franchise and property expenses	38	56	32	145	180	20
Franchise advertising and other services expense	427	427	—	1,314	1,368	4
Refranchising (gain) loss	(4)	(19)	(80)	(34)	(37)	(9)
Other (income) expense	—	(1)	NM	154	4	NM
Total costs and expenses, net	1,261	1,148	(10)	4,149	3,667	(13)

Operating Profit	482	546	(12)	1,503	1,930	(22)
Investment (income) expense, net	(7)	17	NM	(74)	67	NM
Other pension (income) expense	5	—	NM	14	4	NM
Interest expense, net	132	132	—	543	486	(12)
Income before income taxes	352	397	(12)	1,020	1,373	(26)
Income tax (benefit) provision	20	(91)	NM	116	79	(48)
Net income	$332	$488	(32)	$904	$1,294	(30)

Basic EPS
EPS	$1.10	$1.61	(32)	$2.99	$4.23	(29)
Average shares outstanding	302	303	—	302	306	1

Diluted EPS
EPS	$1.08	$1.58	(32)	$2.94	$4.14	(29)
Average shares outstanding	307	309	1	307	313	2

Dividends declared per common share	$0.47	$0.42		$1.88	$1.68

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/20	12/31/19		12/31/20	12/31/19

Company sales	$160	$176	(9)	$506	$571	(11)
Franchise and property revenues	389	391	(1)	1,295	1,390	(7)
Franchise contributions for advertising and other services	162	165	(2)	471	530	(11)
Total revenues	711	732	(3)	2,272	2,491	(9)

Company restaurant expenses	132	150	12	439	484	9
General and administrative expenses	122	113	(7)	346	346	—
Franchise and property expenses	22	19	(11)	91	89	(2)
Franchise advertising and other services expenses	164	162	(1)	465	520	11
Other (income) expense	4	3	NM	9	—	NM
Total costs and expenses, net	444	447	1	1,350	1,439	6
Operating Profit	$267	$285	(6)	$922	$1,052	(12)

Restaurant margin	17.5%	15.3%	2.2 ppts.	13.2%	15.3%	(2.1) ppts.

Operating margin	37.6%	39.0%	(1.4) ppts.	40.6%	42.2%	(1.6) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/20	12/31/19		12/31/20	12/31/19

Company sales	$19	$19	5	$76	$54	42
Franchise and property revenues	159	166	(5)	552	597	(8)
Franchise contributions for advertising and other services	111	112	(1)	374	376	(1)
Total revenues	289	297	(3)	1,002	1,027	(2)

Company restaurant expenses	18	17	(1)	73	51	(41)
General and administrative expenses	74	64	(16)	215	202	(7)
Franchise and property expenses	6	16	61	17	39	56
Franchise advertising and other services expenses	109	109	—	365	367	—
Other (income) expense	(1)	1	NM	(3)	(1)	NM
Total costs and expenses, net	206	207	1	667	658	(1)
Operating Profit	$83	$90	(8)	$335	$369	(9)

Restaurant margin	10.0%	6.1%	3.9 ppts.	5.1%	4.2%	0.9 ppts.

Operating margin	28.7%	30.2%	(1.5) ppts.	33.5%	35.9%	(2.4) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/20	12/31/19		12/31/20	12/31/19

Company sales	$272	$295	(8)	$882	$921	(4)
Franchise and property revenues	202	213	(5)	662	673	(2)
Franchise contributions for advertising and other services	154	157	(1)	487	485	—
Total revenues	628	665	(6)	2,031	2,079	(2)

Company restaurant expenses	199	218	9	657	700	6
General and administrative expenses	50	57	14	158	181	13
Franchise and property expenses	9	12	28	33	38	16
Franchise advertising and other services expenses	154	156	1	484	481	(1)
Other (income) expense	4	(3)	NM	3	(4)	NM
Total costs and expenses, net	416	440	6	1,335	1,396	4
Operating Profit	$212	$225	(5)	$696	$683	2

Restaurant margin	26.6%	25.9%	0.7 ppts.	25.5%	24.0%	1.5 ppts.

Operating margin	33.8%	33.7%	0.1 ppts.	34.3%	32.8%	1.5 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/31/20	12/31/19
ASSETS
Current Assets
Cash and cash equivalents	$730	$605
Accounts and notes receivable, less allowance: $45 in 2020 and $72 in 2019	534	584
Prepaid expenses and other current assets	425	338
Total Current Assets	1,689	1,527

Property, plant and equipment, net of accumulated depreciation of $1,230 in 2020	1,235	1,170
and $1,136 in 2019
Goodwill	597	530
Intangible assets, net	343	244
Other assets	1,435	1,313
Deferred income taxes	553	447
Total Assets	$5,852	$5,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,189	$960
Income taxes payable	33	150
Short-term borrowings	453	431
Total Current Liabilities	1,675	1,541

Long-term debt	10,272	10,131
Other liabilities and deferred credits	1,796	1,575
Total Liabilities	13,743	13,247

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 300 shares issued in 2020 and 2019	—	—
Accumulated deficit	(7,480)	(7,628)
Accumulated other comprehensive loss	(411)	(388)
Total Shareholders' Deficit	(7,891)	(8,016)
Total Liabilities and Shareholders' Deficit	$5,852	$5,231

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/20	12/31/19
Cash Flows - Operating Activities
Net income	$904	$1,294
Depreciation and amortization	146	112
Impairment and closure expense	172	5
Refranchising (gain) loss	(34)	(37)
Investment (income) expense, net	(74)	67
Contributions to defined benefit pension plans	(6)	(15)
Deferred income taxes	(65)	(232)
Share-based compensation expense	97	59
Changes in accounts and notes receivable	62	(56)
Changes in prepaid expenses and other current assets	8	(8)
Changes in accounts payable and other current liabilities	128	(36)
Changes in income taxes payable	(110)	23
Other, net	77	139
Net Cash Provided by Operating Activities	1,305	1,315

Cash Flows - Investing Activities
Capital spending	(160)	(196)
Acquisition of The Habit Restaurants, Inc., net of cash acquired	(408)	—
Proceeds from sale of investment in Grubhub, Inc. common stock	206	—
Proceeds from refranchising of restaurants	19	110
Other, net	8	(2)
Net Cash Used in Investing Activities	(335)	(88)

Cash Flows - Financing Activities
Proceeds from long-term debt	1,650	800
Repayments of long-term debt	(1,517)	(331)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings, by original maturity
More than three months - proceeds	95	130
More than three months - payments	(100)	(126)
Three months or less, net	—	—
Repurchase shares of Common Stock	(239)	(815)
Dividends paid on Common Stock	(566)	(511)
Debt issuance costs	(20)	(10)
Other, net	(41)	(75)
Net Cash Used in Financing Activities	(738)	(938)
Effect of Exchange Rate on Cash and Cash Equivalents	24	5
Net Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	256	294

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	768	474
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$1,024	$768

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit and Core Operating Profit excluding the impact of the 53rd week in 2019. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (k) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

For 2019 we provided Core Operating Profit excluding the impact of the 53rd week to further enhance the comparability given the 53rd week that was part of our fiscal calendar in 2019.

	Quarter ended		Year ended
	12/31/20	12/31/19	12/31/20	12/31/19
Detail of Special Items
Refranchising gain (loss)(a)	$—	$(6)	$8	$12
Costs associated with acquisition and integration of Habit Burger Grill(b)	—	(1)	(9)	(1)
Impairment of Habit Burger Grill goodwill(c)	—	—	(144)	—
Unlocking Opportunity Initiative contribution(d)	—	—	(50)	—
COVID-19 relief contribution(e)	(25)	—	(25)	—
Charges associated with resource optimization(f)	(4)	—	(36)	—
Costs associated with Pizza Hut U.S. Transformation Agreement(g)	(2)	(8)	(5)	(13)
Other Special Items Expense(h)	(3)	—	(6)	(9)
Special Items Expense - Operating Profit	(34)	(15)	(267)	(11)
Charges associated with resource optimization - Other Pension Expense(f)	(1)	—	(2)	—
Interest expense, net(h)(i)	—	—	(34)	(2)
Special Items Expense before Income Taxes	(35)	(15)	(303)	(13)
Tax Benefit (Expense) on Special Items(j)	8	(32)	65	(30)
Tax Benefit - Intra-entity transfer of intellectual property(k)	3	226	28	226
Special Items Income (Expense), net of tax	$(24)	$179	$(210)	$183
Average diluted shares outstanding	307	309	307	313
Special Items diluted EPS	$(0.07)	$0.58	$(0.68)	$0.59

	Quarter ended		Year ended
	12/31/20	12/31/19	12/31/20	12/31/19
Reconciliation of GAAP Operating Profit to Core Operating Profit and Core Operating Profit, excluding 53rd Week

Consolidated
GAAP Operating Profit	$482	$546	$1,503	$1,930
Special Items Expense	(34)	(15)	(267)	(11)
Foreign Currency Impact on Divisional Operating Profit	5	N/A	(9)	N/A
Core Operating Profit	$511	$561	$1,779	$1,941
Impact of 53rd Week	N/A	24	N/A	24
Core Operating Profit, excluding 53rd Week	$511	$537	$1,779	$1,917

KFC Division
GAAP Operating Profit	$267	$285	$922	$1,052
Foreign Currency Impact on Divisional Operating Profit	4	N/A	(9)	N/A
Core Operating Profit	$263	$285	$931	$1,052
Impact of 53rd Week	N/A	8	N/A	8
Core Operating Profit, excluding 53rd Week	$263	$277	$931	$1,044

Pizza Hut Division
GAAP Operating Profit	$83	$90	$335	$369
Foreign Currency Impact on Divisional Operating Profit	1	N/A	—	N/A
Core Operating Profit	$82	$90	$335	$369
Impact of 53rd Week	N/A	3	N/A	3
Core Operating Profit, excluding 53rd Week	$82	$87	$335	$366

Taco Bell Division
GAAP Operating Profit	$212	$225	$696	$683
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$212	$225	$696	$683
Impact of 53rd Week	N/A	13	N/A	13
Core Operating Profit, excluding 53rd Week	$212	$212	$696	$670

Habit Burger Grill Division
GAAP Operating Profit	$(7)	N/A	$(22)	N/A
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$(7)	N/A	$(22)	N/A

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.08	$1.58	$2.94	$4.14
Special Items Diluted EPS	(0.07)	0.58	(0.68)	0.59
Diluted EPS excluding Special Items	$1.15	$1.00	$3.62	$3.55

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	5.8%	(23.0)%	11.4%	5.7%
Impact on Tax Rate as a result of Special Items	(2.5)%	(48.0)%	(4.5)%	(14.1)%
Effective Tax Rate excluding Special Items	8.3%	25.0%	15.9%	19.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/20	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$711	$289	$628	$115	$—	$1,743

Company restaurant expenses	132	18	199	111	—	460
General and administrative expenses	122	74	50	11	83	340
Franchise and property expenses	22	6	9	—	1	38
Franchise advertising and other services expense	164	109	154	—	—	427
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	4	(1)	4	—	(7)	—
Total costs and expenses, net	444	206	416	122	73	1,261
Operating Profit	$267	$83	$212	$(7)	$(73)	$482

Quarter Ended 12/31/19	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$732	$297	$665	$—	$1,694

Company restaurant expenses	150	17	218	—	385
General and administrative expenses	113	64	57	66	300
Franchise and property expenses	19	16	12	9	56
Franchise advertising and other services expense	162	109	156	—	427
Refranchising (gain) loss	—	—	—	(19)	(19)
Other (income) expense	3	1	(3)	(2)	(1)
Total costs and expenses, net	447	207	440	54	1,148
Operating Profit	$285	$90	$225	$(54)	$546

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/20	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$2,272	$1,002	$2,031	$347	$—	$5,652

Company restaurant expenses	439	73	657	337	—	1,506
General and administrative expenses	346	215	158	33	312	1,064
Franchise and property expenses	91	17	33	—	4	145
Franchise advertising and other services expense	465	365	484	—	—	1,314
Refranchising (gain) loss	—	—	—	—	(34)	(34)
Other (income) expense	9	(3)	3	(1)	146	154
Total costs and expenses, net	1,350	667	1,335	369	428	4,149
Operating Profit	$922	$335	$696	$(22)	$(428)	$1,503

Year Ended 12/31/19	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,491	$1,027	$2,079	$—	$5,597

Company restaurant expenses	484	51	700	—	1,235
General and administrative expenses	346	202	181	188	917
Franchise and property expenses	89	39	38	14	180
Franchise advertising and other services expense	520	367	481	—	1,368
Refranchising (gain) loss	—	—	—	(37)	(37)
Other (income) expense	—	(1)	(4)	9	4
Total costs and expenses, net	1,439	658	1,396	174	3,667
Operating Profit	$1,052	$369	$683	$(174)	$1,930

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter and year ended December 31, 2020 are preliminary.

(a)We have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2020 and 2019 as Special Items primarily include true-ups to refranchising gains and losses recorded prior to December 31, 2018.

During the quarters ended December 31, 2020 and 2019, we recorded net refranchising losses of less than $1 million and $6 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2020 and 2019, we recorded net refranchising gains of $8 million and $12 million, respectively, that have been reflected as Special Items.

Additionally, during the quarters ended December 31, 2020 and 2019, we recorded net refranchising gains of $4 million and $25 million, respectively, that have not been reflected as Special Items. During the years ended December 31, 2020 and 2019, we recorded net refranchising gains of $26 million and $25 million, respectively, that have not been reflected as Special Items. These net gains relate to the refranchising of restaurants that were not part of our aforementioned plans to achieve 98% franchise ownership.

(b)During the years ended December 31, 2020 and 2019, we recorded Special Item charges of $9 million and $1 million, respectively, related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(c)On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operation of substantially all Habit restaurants was impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, during the quarter ended March 31, 2020 we recorded a goodwill impairment charge of $139 million to Other (income) expense. As we continued to refine our preliminary purchase price allocation for Habit in the quarter ended September 30, 2020 the impairment charge was adjusted upward by $5 million. These impairment charges have been reflected as Special Items. We have also reflected the tax benefit of these impairment charges, which totaled $33 million for the year ended December 31, 2020 as Special Items.

(d)On June 24, 2020, the Yum! Brands, Inc. Board of Directors approved the establishment of the Company’s new global “Unlocking Opportunity Initiative” including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities.  The Company recorded a Special Item charge of $50 million in the quarter ended June 30, 2020 related to a contribution made to Yum! Brands Foundation, Inc. as part of these efforts and investment.

(e)During the quarter ended December 31, 2020, we recorded a Special Item charge of $25 million related to a contribution made to Yum! Brands Foundation, Inc. expected to fund past and anticipated payments for COVID relief provided to restaurant-level employees within the YUM system.

(f)During the quarter ended December 31, 2020, we recorded charges of $4 million and $1 million to General and administrative expenses and Other pension (income) expense, respectively, associated with a voluntary early retirement program offered to our U.S. based employees and a worldwide severance program. During the year ended December 31, 2020, we recorded charges of $36 million and $2 million to General and administrative expenses and Other pension (income) expense, respectively, associated with these programs. These programs were part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. These charges have been reflected as Special Items.

(g)In May 2017, we reached an agreement with our Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and that included a permanent commitment to incremental advertising as well as digital and technology contributions by franchisees. In connection with this agreement, we recognized Special Item charges of $2 million and $8 million for the quarters ended December 31, 2020 and 2019, respectively. During the years ended December 31, 2020 and 2019, we recognized Special Item charges of $5 million and $13 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(h)During the second quarter of 2019, we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our acquisition of the KFC Turkey and Pizza Hut Turkey businesses in 2013. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(i)During the quarter ended September 30, 2020, KFC Holding Co., Pizza Hut Holdings, LLC and Taco Bell of America, LLC, each of which a wholly-owned subsidiary of the Company, issued a notice of redemption for $1,050 million aggregate principal amount of 5.00% Subsidiary Senior Unsecured Notes due in 2024 (the "2024 Notes"). The redemption amount included a $26 million call premium plus accrued and unpaid interest to the date of redemption of October 9, 2020. We recorded the call premium, $6 million of unamortized debt issuance costs associated with the 2024 Notes and $2 million of accrued and unpaid interest associated with the period of time from prepayment of the 2024 Notes with the Trustee on September 25, 2020 to their redemption date within Interest expense, net and reflected the charges as Special Items.

(j)Tax Benefit (Expense) on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, we increased our Income tax provision by $34 million in the fourth quarter of 2019 to record a reserve against the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(k)In the fourth quarter of 2019, we completed intra-entity transfers of certain intellectual property rights. As a result of the transfer of certain of these rights, largely to subsidiaries in the United Kingdom (UK), we received a step-up in tax basis to current fair value under applicable tax law. To the extent this step-up in tax basis will be amortizable against future taxable income, we recognized one-time deferred tax benefits of $3 million and $226 million as a Special Item in the quarters ended December 31, 2020 and December 31, 2019, respectively. During the quarter ended September 30, 2020, the UK Finance Act 2020 was enacted resulting in an increase in the UK corporate tax rate from 17% to 19%. As a result, in the quarter ended September 30, 2020 we remeasured the related deferred tax asset originally recorded in the fourth quarter of 2019. This remeasurement resulted in the recognition of an additional $25 million deferred tax benefit as a Special Item in the quarter ended September 30, 2020.